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PROXY                CORPORATE OFFICE PROPERTIES TRUST, INC.               PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 12, 1998

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jay H. Shidler and Clay W. Hamlin and each of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Common Stock of Corporate Office Properties Trust, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Corporate Office Properties Trust, Inc. to be held at Room 803, Four Seasons Hotel, One Logen Square, Philadelphia, Pennsylvania on March 12, 1998 commencing at 10:30 a.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

(1) APPROVAL OF THE REFORMATION: Authority to vote this proxy for the approval the reformation of the Company, in which the Company will be reformed as a Maryland real estate investment trust, which will be named Corporate Office Properties Trust, pursuant to two consecutive mergers, (a) of the Company into a newly formed, wholly owned subsidiary corporation of the Company and
    (b) of the former subsidiary corporation into a newly formed, wholly owned subsidiary Maryland real estate investment trust (the "Trust"), and the conversion of each outstanding share of common stock of the Company into one common share of beneficial interest of the Trust, which approval shall constitute approval of all the provisions set forth in the Declaration of Trust and the Bylaws of the Trust, including a classified board of trustees, the members of which are the same as the current directors of the Company, and the more flexible operational and investment policies permitted thereunder, as more fully described in the Proxy Statement/Prospectus dated
    February   , 1998 relating to the Special Meeting, is:

                   / /  GRANTED                  / /  WITHHELD
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(2) ADOPTION OF THE PLAN: Authority to vote this Proxy for the approval and adoption of the 1998 Long Term Incentive Plan, as more fully described in the Proxy Statement/Prospectus dated February , 1998 relating to the Special Meeting, is:

                   / /  GRANTED                  / /  WITHHELD
(3) In their discretion, such other matters as may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE APPROVAL OF THE REFORMATION AND FOR THE APPROVAL AND ADOPTION OF THE 1998 LONG TERM INCENTIVE PLAN.

                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS ON THIS PROXY. IF SIGNING
                                              FOR ESTATES, TRUSTS OR
                                              CORPORATIONS, TITLE OR CAPACITY
                                              SHOULD BE STATED. IF SHARES ARE
                                              HELD JOINTLY, EACH HOLDER SHOULD
                                              SIGN.

                                              Dated: _____________________, 1998

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                                                          Signature

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                                                          Signature